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                                                                   EXHIBIT 23.01

                         REPORT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-46774, Form S-3 No. 333-46770, Form S-3 No. 333-46200, Form
S-8 No. 333-46166, Form S-8 No. 333-34698 and Form S-8 No. 333-34016) and
related Prospectuses of Flextronics International LTD of our report dated April 28, 2000 with respect to the consolidated financial statements of Chatham Technologies, Inc., included in the Flextronics International LTD Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 14, 2000.

                                                     /s/ Ernst & Young LLP

Dallas Texas
November 14, 2000